Pilgrim’s Pride Reports Second Quarter 2024 Results with $4.6 Billion in Net Sales and Operating Income of $440.8 Million

GREELEY, Colo., July 31, 2024 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its second quarter 2024 financial results.

Second Quarter Highlights
•Net Sales of $4.6 billion.
•Consolidated GAAP operating income margin of 9.7%.
•GAAP Net Income of $326.5 million and GAAP EPS of $1.37. Adjusted Net Income of $398.0 million or Adjusted EPS of $1.67.
•Adjusted EBITDA of $655.9 million, or a 14.4% margin, with adjusted EBITDA margins of 16.7% in the U.S., 7.4% in Europe, and 19.4% in Mexico.
•Our U.S. fresh portfolio continued to strengthen given enhanced market conditions and disciplined execution of our strategies. Case Ready and Small Bird continue to improve through expanding partnerships with Key Customers with differentiated offerings, and Big Bird improved from better commodity fundamentals and progress in operational excellence.
•Diversification through Prepared Foods continues to gain momentum as fully cooked branded offerings grew across retail and food service through innovation, increased distribution, and promotional activity. Net sales of Just Bare® grew double digits and ahead of the category; and our new and innovative offerings under the Pilgrim’s® brand has secured incremental distribution.
•Europe grew Adjusted EBITDA over 40% compared to prior year as mix with Key Customers improved and operational excellence remained on track. Our performance in safety, quality and service was recognized at the National Egg & Poultry Awards as Processor of the Year for United Kingdom. Diversification through brands and innovation accelerated as Richmond® and Fridge Raiders® grew nearly double digits, and over 85 new products have been launched.
•Mexico improved given sustained balance in commodity supply and demand fundamentals, growth with Key Customers, and continued momentum of brands across Fresh and Prepared offerings.
•Strong liquidity position with a net leverage ratio of 1.1x Adjusted EBITDA providing the foundation to execute our growth strategy.
•Advancing our strategy of growing and adding value to our portfolio, we ramped up our new protein conversion plant in South Georgia during the quarter and continue to partner with Key Customers to support future growth.

(Unaudited)	Three Months Ended				Six Months Ended
	June 30, 2024	June 25, 2023	Y/Y Change		June 30, 2024	June 25, 2023	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,559.3	$4,308.1	+5.8%		$8,921.2	$8,473.7	+5.3%
U.S. GAAP EPS	$1.37	$0.25	+448.0%		$2.11	$0.28	+653.6%
Operating income	$440.8	$100.3	+339.5%		$691.1	$131.6	+425.2%
Adjusted EBITDA(1)	$655.9	$248.7	+163.7%		$1,027.8	$400.7	+156.5%
Adjusted EBITDA margin(1)	14.4%	5.8%	+8.6	pts	11.5%	4.7%	+6.8	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
“Our global portfolio delivered significant year-over-year profitability growth. We remained disciplined in the execution of our strategies, focusing on what we can control and continuing to expand our relationships with Key Customers, elevating our performance as market fundamentals became increasingly attractive,” said Fabio Sandri, President and Chief Executive Officer.
In the U.S., Big Bird realized benefits from enhanced commodity cutout values, further production efficiencies and lower input costs; Case Ready and Small Bird delivered above market growth with Key Customers through differentiated and customized offerings; and Prepared Foods increased its marketplace presence through innovation of branded, value-added items across retail and food service.
“Our diversified U.S. portfolio enabled our business to capture market upside as conditions evolved in the commodity market. At the same time, we also worked in partnership with our Key Customers to cultivate demand through promotional activity and innovation, further creating value for our customers and consumers alike. We also continued to strengthen our quality and service through operational excellence,” remarked Sandri.
In Europe, consumer sentiment improved as wage growth surpassed inflation. Given this environment, the team optimized mix with Key Customers and drove branded offerings. Additionally, the team identified and implemented our plan to optimize our manufacturing network and increase efficiencies.
“Europe’s performance demonstrates the robust nature of our strategies and agility of our team. Our diversified portfolio allowed us to rapidly adjust to consumer preferences and meet Key Customer needs. These efforts were further amplified by continued operational excellence to improve production efficiencies,” said Sandri.
Mexico improved given continued balance in supply and demand fundamentals in the commodity market, growth with Key Customers across retail and foodservice, and increased momentum of branded offerings in both Fresh and Prepared. Investments in operational excellence to enhance biosecurity in live operations and build capacity also remained on schedule.
“Mexico continues to drive growth above market for our Key Customers and branded offerings. Given our investments to expand production, we have an opportunity to further develop our marketplace presence and diversify our portfolio,” said Sandri.
The ramp up of our recently completed protein conversion plant in South Georgia remains on schedule and continues to cultivate additional business from Key Customers.
“Our investment in protein conversion reinforces our strategies to drive profitable growth and mitigates our operational risk. We will continue to explore opportunities to strengthen our business and further diversify our portfolio,” remarked Sandri.
Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, August 1st, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://services.choruscall.com/links/ppc240801.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs approximately 62,400 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2024	December 31, 2023
	(In thousands)
Cash and cash equivalents	$1,317,087	$697,748
Restricted cash and restricted cash equivalents	17,039	33,475
Trade accounts and other receivables, less allowance for credit losses	1,045,860	1,129,178
Accounts receivable from related parties	2,055	1,778
Inventories	1,806,244	1,985,399
Income taxes receivable	93,259	161,062
Prepaid expenses and other current assets	230,610	195,831
Total current assets	4,512,154	4,204,471
Deferred tax assets	31,980	4,890
Operating lease assets, net	270,872	266,707
Other long-lived assets	53,236	35,646
Intangible assets, net	828,902	853,983
Goodwill	1,258,285	1,286,261
Property, plant and equipment, net	3,123,028	3,158,403
Total assets	$10,078,457	$9,810,361

Accounts payable	$1,337,691	$1,410,576
Accounts payable to related parties	23,331	41,254
Revenue contract liabilities	67,176	84,958
Accrued expenses and other current liabilities	999,075	926,727
Income taxes payable	56,487	31,678
Current maturities of long-term debt	585	674
Total current liabilities	2,484,345	2,495,867
Noncurrent operating lease liabilities, less current maturities	212,219	203,348
Long-term debt, less current maturities	3,183,095	3,340,841
Deferred tax liabilities	419,366	385,548
Other long-term liabilities	33,951	40,180
Total liabilities	6,332,976	6,465,784
Common stock	2,621	2,620
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	1,986,198	1,978,849
Retained earnings	2,571,797	2,071,073
Accumulated other comprehensive loss	(284,390)	(176,483)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,731,539	3,331,372
Noncontrolling interest	13,942	13,205
Total stockholders’ equity	3,745,481	3,344,577
Total liabilities and stockholders’ equity	$10,078,457	$9,810,361

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands, except per share data)
Net sales	$4,559,314	$4,308,091	$8,921,248	$8,473,719
Cost of sales	3,867,688	4,029,666	7,845,713	8,022,247
Gross profit	691,626	278,425	1,075,535	451,472
Selling, general and administrative expense	214,161	148,436	333,237	282,114
Restructuring activities	36,675	29,718	51,234	37,744
Operating income	440,790	100,271	691,064	131,614
Interest expense, net of capitalized interest	31,201	47,152	72,444	89,814
Interest income	(15,863)	(7,628)	(26,209)	(11,228)
Foreign currency transaction losses (gains)	(2,225)	16,395	(6,562)	34,538
Miscellaneous, net	504	(1,331)	(2,782)	(23,984)
Income before income taxes	427,173	45,683	654,173	42,474
Income tax expense (benefit)	100,650	(15,225)	152,712	(24,065)
Net income	326,523	60,908	501,461	66,539
Less: Net income attributable to noncontrolling interests	220	452	737	896
Net income attributable to Pilgrim’s Pride Corporation	$326,303	$60,456	$500,724	$65,643

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	236,943	236,733	236,894	236,659
Effect of dilutive common stock equivalents	790	476	721	527
Diluted	237,733	237,209	237,615	237,186

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$1.38	$0.26	$2.11	$0.28
Diluted	$1.37	$0.25	$2.11	$0.28

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30, 2024	June 25, 2023
	(In thousands)
Cash flows from operating activities:
Net income	$501,461	$66,539
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	211,298	203,114
Gain on early extinguishment of debt recognized as a component of interest expense	(11,159)	—
Asset impairment	13,412	4,011
Deferred income tax expense (benefit)	8,952	(56,151)
Stock-based compensation	6,811	3,300
Loss (gain) on property disposals	2,715	(9,316)
Loan cost amortization	2,573	4,733
Accretion of discount related to Senior Notes	1,289	980
Gain (loss) on equity-method investments	(3)	328
Changes in operating assets and liabilities:
Trade accounts and other receivables	62,350	(54,971)
Inventories	146,189	(45,242)
Prepaid expenses and other current assets	(43,532)	(27,754)
Accounts payable, accrued expenses and other current liabilities	14,290	5,139
Income taxes	88,631	9,933
Long-term pension and other postretirement obligations	3,652	944
Other operating assets and liabilities	(19,273)	(16,246)
Cash provided by operating activities	989,656	89,341
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(213,247)	(286,630)
Proceeds from property disposals	4,551	15,008
Proceeds from insurance recoveries	—	20,681
Cash used in investing activities	(208,696)	(250,941)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(150,895)	(565,658)
Proceeds from revolving line of credit and long-term borrowings	—	1,078,032
Proceeds from contribution (distribution) of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	1,425	(1,592)
Payments on early extinguishment of debt	(200)	—
Payments of capitalized loan costs	(16)	(10,353)
Cash provided by (used in) financing activities	(149,686)	500,429
Effect of exchange rate changes on cash and cash equivalents	(28,371)	3,422
Increase in cash, cash equivalents and restricted cash	602,903	342,251
Cash, cash equivalents and restricted cash, beginning of period	731,223	434,759
Cash, cash equivalents and restricted cash, end of period	$1,334,126	$777,010

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) costs related to litigation settlements, (3) restructuring activities losses, (4) property insurance recoveries for property damage losses, and (5) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands)
Net income	$326,523	$60,908	$501,461	$66,539
Add:
Interest expense, net(a)	15,338	39,524	46,235	78,586
Income tax expense (benefit)	100,650	(15,225)	152,712	(24,065)
Depreciation and amortization	107,948	104,857	211,298	203,114
EBITDA	550,459	190,064	911,706	324,174
Add:
Foreign currency transaction losses (gains)(b)	(2,225)	16,395	(6,562)	34,538
Litigation settlements(c)	71,250	13,000	72,190	24,200
Restructuring activities losses(d)	36,675	29,718	51,234	37,744
Minus:
Property insurance recoveries(e)	—	—	—	19,086
Net income attributable to noncontrolling interest	220	452	737	896
Adjusted EBITDA	$655,939	$248,725	$1,027,831	$400,674
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the

Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents property insurance recoveries primarily for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

The summary unaudited consolidated income statement data for the twelve months ended June 30, 2024 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 25, 2023 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 31, 2023 and (2) the applicable unaudited consolidated income statement data for the six months ended June 30, 2024.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	September 24, 2023	December 31, 2023	March 31, 2024	June 30, 2024	June 30, 2024
	(In thousands)
Net income	$121,567	$134,211	$174,938	$326,523	$757,239
Add:
Interest expense, net	33,530	54,505	30,897	15,338	134,270
Income tax expense	44,553	22,417	52,062	100,650	219,682
Depreciation and amortization	104,300	112,486	103,350	107,948	428,084
EBITDA	303,950	323,619	361,247	550,459	1,539,275
Add:
Foreign currency transaction losses (gains)	8,924	(22,892)	(4,337)	(2,225)	(20,530)
Litigation settlements	10,500	4,700	940	71,250	87,390
Restructuring activities losses	940	5,661	14,559	36,675	57,835
Minus:
Property insurance recoveries	—	2,038	—	—	2,038
Net income (loss) attributable to noncontrolling interest	289	(442)	517	220	584
Adjusted EBITDA	$324,025	$309,492	$371,892	$655,939	$1,661,348

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands)
Net income	$326,523	$60,908	$501,461	$66,539	7.16%	1.41%	5.62%	0.79%
Add:
Interest expense, net	15,338	39,524	46,235	78,586	0.34%	0.92%	0.52%	0.93%
Income tax expense (benefit)	100,650	(15,225)	152,712	(24,065)	2.21%	(0.35)%	1.71%	(0.28)%
Depreciation and amortization	107,948	104,857	211,298	203,114	2.36%	2.43%	2.36%	2.39%
EBITDA	550,459	190,064	911,706	324,174	12.07%	4.41%	10.21%	3.83%
Add:
Foreign currency transaction losses (gains)	(2,225)	16,395	(6,562)	34,538	(0.04)%	0.38%	(0.07)%	0.40%
Litigation settlements	71,250	13,000	72,190	24,200	1.56%	0.30%	0.81%	0.29%
Restructuring activities losses	36,675	29,718	51,234	37,744	0.80%	0.69%	0.57%	0.45%
Minus:
Property insurance recoveries	—	—	—	19,086	—%	—%	—%	0.23%
Net income attributable to noncontrolling interest	220	452	737	896	—%	0.01%	0.01%	0.01%
Adjusted EBITDA	$655,939	$248,725	$1,027,831	$400,674	14.39%	5.77%	11.51%	4.73%

Net sales	$4,559,314	$4,308,091	$8,921,248	$8,473,719	—	—	—	—

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2024				June 25, 2023
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$199,076	$41,511	$85,936	$326,523	$(21,335)	$11,929	$70,314	$60,908
Add:
Interest expense, net(a)	24,946	(2,556)	(7,052)	15,338	43,538	(623)	(3,391)	39,524
Income tax expense (benefit)	82,117	(14,212)	32,745	100,650	(14,026)	(6,730)	5,531	(15,225)
Depreciation and amortization	67,200	34,865	5,883	107,948	63,759	35,279	5,819	104,857
EBITDA	373,339	59,608	117,512	550,459	71,936	39,855	78,273	190,064
Add:
Foreign currency transaction losses (gains)(b)	(1)	(39)	(2,185)	(2,225)	28,546	(1,482)	(10,669)	16,395
Litigation settlements(c)	71,250	—	—	71,250	13,000	—	—	13,000
Restructuring activities losses(d)	—	36,675	—	36,675	—	29,718	—	29,718
Minus:
Net income attributable to noncontrolling interest	—	—	220	220	—	—	452	452
Adjusted EBITDA	$444,588	$96,244	$115,107	$655,939	$113,482	$68,091	$67,152	$248,725
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Six Months Ended				Six Months Ended
	June 30, 2024				June 25, 2023
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$301,707	$66,023	$133,731	$501,461	$(74,925)	$32,742	$108,722	$66,539
Add:
Interest expense, net(a)	69,532	(4,539)	(18,758)	46,235	84,903	(821)	(5,496)	78,586
Income tax expense (benefit)	114,177	(4,655)	43,190	152,712	(30,848)	(807)	7,590	(24,065)
Depreciation and amortization	129,885	69,893	11,520	211,298	123,996	67,556	11,562	203,114
EBITDA	615,301	126,722	169,683	911,706	103,126	98,670	122,378	324,174
Add:
Foreign currency transaction losses (gains)(b)	1	(255)	(6,308)	(6,562)	48,859	(2,098)	(12,223)	34,538
Litigation settlements(c)	72,190	—	—	72,190	24,200	—	—	24,200
Restructuring activities losses(d)	—	51,234	—	51,234	—	37,744	—	37,744
Minus:
Property insurance recoveries(e)	—	—	—	—	19,086	—	—	19,086
Net income attributable to noncontrolling interest	—	—	737	737	—	—	896	896
Adjusted EBITDA	$687,492	$177,701	$162,638	$1,027,831	$157,099	$134,316	$109,259	$400,674
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents property insurance recoveries primarily for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands)
GAAP operating income, U.S. operations	$307,988	$37,265	$487,405	$9,159
Litigation settlements	71,250	13,000	72,190	24,200
Adjusted operating income, U.S. operations	$379,238	$50,265	$559,595	$33,359

Adjusted operating income margin, U.S. operations	14.2%	2.1%	10.7%	0.7%

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands)
GAAP operating income, Europe operations	$23,993	$2,513	$55,109	$27,774
Restructuring activities losses	36,675	29,718	51,234	37,744
Adjusted operating income, Europe operations	$60,668	$32,231	$106,343	$65,518

Adjusted operating income margin, Europe operations	4.7%	2.5%	4.1%	2.6%

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands)
GAAP operating income, Mexico operations	$108,809	$60,719	$148,550	$94,894
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$108,809	$60,719	$148,550	$94,894

Adjusted operating income margin, Mexico operations	18.3%	11.0%	13.4%	9.1%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In percent)
GAAP operating income margin, U.S. operations	11.6%	1.5%	9.3%	0.2%
Litigation settlements	2.6%	0.6%	1.4%	0.5%
Adjusted operating income margin, U.S. operations	14.2%	2.1%	10.7%	0.7%

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In percent)
GAAP operating income margin, Europe operations	1.8%	0.2%	2.1%	1.1%
Restructuring activities losses	2.9%	2.3%	2.0%	1.5%
Adjusted operating income margin, Europe operations	4.7%	2.5%	4.1%	2.6%

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In percent)
GAAP operating income margin, Mexico operations	18.3%	11.0%	13.4%	9.1%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	18.3%	11.0%	13.4%	9.1%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$326,303	$60,456	$500,724	$65,643
Add:
Foreign currency transaction losses (gains)	(2,225)	16,395	(6,562)	34,538
Litigation settlements	71,250	13,000	72,190	24,200
Restructuring activities losses	36,675	29,718	51,234	37,744
Minus:
Gain on early extinguishment of debt	11,159	—	11,159	—
Property insurance recoveries	—	—	—	19,086
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	420,844	119,569	606,427	143,039
Net tax impact of adjustments(a)	(22,879)	(14,306)	(25,580)	(18,729)
Adjusted net income attributable to Pilgrim's	$397,965	$105,263	$580,847	$124,310
Weighted average diluted shares of common stock outstanding	237,733	237,209	237,615	237,186
Adjusted net income attributable to Pilgrim's per common diluted share	$1.67	$0.44	$2.44	$0.52
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands, except per share data)
GAAP EPS	$1.37	$0.25	$2.11	$0.28
Add:
Foreign currency transaction losses (gains)	(0.01)	0.07	(0.03)	0.15
Litigation settlements	0.30	0.05	0.30	0.09
Restructuring activities losses	0.15	0.13	0.23	0.16
Minus:
Gain on early extinguishment of debt	0.05	—	0.05	—
Property insurance recoveries	—	—	—	0.08
Adjusted EPS before tax impact of adjustments	1.76	0.50	2.56	0.60
Net tax impact of adjustments(a)	(0.09)	(0.06)	(0.12)	(0.08)
Adjusted EPS	$1.67	$0.44	$2.44	$0.52

Weighted average diluted shares of common stock outstanding	237,733	237,209	237,615	237,186
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,663,965	$2,446,208	$5,243,297	$4,878,776
Europe	1,301,541	1,310,750	2,569,444	2,550,014
Mexico	593,808	551,133	1,108,507	1,044,929
Total net sales	$4,559,314	$4,308,091	$8,921,248	$8,473,719

Sources of cost of sales by geographic region of origin:
U.S.	$2,211,626	$2,332,103	$4,553,666	$4,726,342
Europe	1,187,671	1,223,722	2,363,409	2,378,793
Mexico	468,391	473,615	928,638	916,899
Elimination	—	226	—	213
Total cost of sales	$3,867,688	$4,029,666	$7,845,713	$8,022,247

Sources of gross profit by geographic region of origin:
U.S.	$452,339	$114,105	$689,631	$152,434
Europe	113,870	87,028	206,035	171,221
Mexico	125,417	77,518	179,869	128,030
Elimination	—	(226)	—	(213)
Total gross profit	$691,626	$278,425	$1,075,535	$451,472

Sources of operating income by geographic region of origin:
U.S.	$307,988	$37,265	$487,405	$9,159
Europe	23,993	2,513	55,109	27,774
Mexico	108,809	60,719	148,550	94,894
Elimination	—	(226)	—	(213)
Total operating income	$440,790	$100,271	$691,064	$131,614